SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 12, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)




                             BEECHPORT CAPITAL, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                 033-31067              84-1137359
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           750 Prospect Avenue, Cleveland, Ohio               44115
           ----------------------------------------------------------
           Address of Principal Executive Offices            Zip Code




                                (216) 283-4000
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS

     On December 12, 2000, an agreement was signed between Beechport Acquisition Corporation, a subsidiary of Beechport Capital Corporation, and American Boardsports Company, Inc., a California corporation, for the purposes of merging Beechport Acquisition Company into American Boardsports Company, Inc. with American Boardsports Company, Inc. to be the surviving corporation and a fully owned subsidiary of Beechport Capital Corp. This agreement was announced by Beechport Capital and by American Boardsports by way of a press release. This press release further stated that consummation of the transaction was subject to the satisfaction of several conditions contained in this agreement.

     Beechport Capital fully intended to file a Form 8-K Current Report within 15 calendar days, and in fact an 8-K Current Report was prepared. However, one of the conditions imposed by the agreement required the submission of audited and current financials for American Boardsports Company, Inc. Beechport Capital considered and then decided against filing an 8-K Current Report with the Commission without any financials. As a consequence, no Form 8-K Report was filed.

     The requirements of providing current and audited financial reports was never satisfied to the satisfaction of Beechport Capital. As a result of this failure to provide financials, plus other conditions that were not satisfied, Beechport Capital declared the agreement of its subsidiary with American Boardsports Company, Inc. to be in default.

     Accordingly, Beechport Capital, by this report, announces that the planned transaction between American Boardsports Company, Inc. and Beechport Acquisition Corporation is null and void.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   BEECHPORT CAPITAL CORP.


Dated: December 27, 2000            By:/s/ Larry Schmelzer
                                       Larry Schmelzer, President














                                       2